SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into on this 26th day of March, 2008, with an effective date of January 30, 2008 (the “Effective Date”), by and between Ethos Environmental, Inc., a Nevada corporation (the “Debtor”), in favor of Patricia Applegate (the “Secured Party”).

RECITALS

The Secured Party and Debtor are parties to a Secured Promissory Note (the “Promissory Note”) dated even herewith, whereby Secured Party loaned the Debtor $1,000,000.00.  The parties intend that the Debtor’s obligations to repay the Notes be secured by all of the assets of the Debtor.

AGREEMENT

In consideration of the loan to Debtor, the above stated Recitals and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:

1.           Grant of Security Interest.

(a)           To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Party pursuant to the Promissory Note (including, without limitation, Debtor’s to timely pay the principal amount of, and interest on, the Promissory Note and any other amounts payable with respect to the Promissory Note) (the “Obligations”), hereby grants to the Secured Party a lien on and security interest (the “Security Interest”) in, all of the Debtor’s right, title and interest in and to its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash;  (i) all other Goods of the Debtor; (j) all Intellectual Property and (k) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”). The Security Interest shall be a first and prior interest in all of the Collateral.

(b)           The following terms shall have the following meanings for purposes of this Agreement:

“Account” means any “account,” as such term is defined in the UCC (as defined below), now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtor whether or not arising out of goods or software sold or services rendered by Debtor or from any other transaction, whether or not the same involves the sale of goods or services by Debtor and all of Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor’s rights to any goods represented by any of the foregoing, and all monies due or to become due to Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which Debtor now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires interest.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with all right, title and interest of Debtor in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Debtor may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts, but shall not include any Intellectual Property.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, inventions, patents, patent licenses, trademarks, trademark licenses and trade secrets (including customer lists), domain names, Web sites and know-how, and all rights to sue at law or in equity for past, present and future infringement or impairment of Intellectual Property (including the right to receive all proceeds and damages therefrom), rights to receive tax refunds and other payments and rights of indemnification.  Set forth on Exhibit C to this Agreement is a true and correct listing of all (i) patents (including title, issues date and number); (ii) trademark and service mark registrations (including mark, registration date and registration number) and pending applications (including mark, filing date and series number); (iii) unregistered trademarks, service marks and tradenames (including mark and/or name, and date of first use); (iv) copyright registrations or foreign equivalents (including title, registration date and number); and (v) unregistered works of authorship (including title and date of creation.

 “Inventory” means any “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Debtor or is held by others for Debtor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

 “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

 “Receivables” means all of Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Debtor or in which Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.  Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

2.           Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Party that:

(a)           Ownership of Collateral.  Except for the Security Interest granted to the Secured Parties pursuant to this Agreement, the Debtor has rights in or the power to transfer the Collateral free and clear of any adverse lien, security interest or encumbrance except as created by this Security Interest. No financing statements covering any Collateral or any proceeds thereof are on file in any public office (other than filings, if any, listing Secured Party as the secured party).

(b)           Valid Security Interest.  The Security Interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Secured Party in the Collateral for which perfection is governed by the UCC.

(c)           Organization and Good Standing.  The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Nevada.

(d)           Location, State of Incorporation and Name of Debtor. Debtor’s chief executive office is located at 6800 Gateway Park Drive, San Diego, CA 92154. Debtor’s state of incorporation is Nevada and the exact legal name of the organization is as set forth in the first paragraph of this Agreement.

3.           [INTENTIONALLY OMITTED]

4.           Covenants.  The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a)           Other Liens. Except for the Security Interest, the Debtor has rights in or the power to transfer the Collateral and its title and will be able to do so hereafter free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(b)           Further Documentation.  At any time and from time to time, upon the written request of a Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly authenticate and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted (with the exception of filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby, which shall be the responsibility of the Secured Party), including, without limitation, filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby, obtaining acknowledgment (as reasonably acceptable to the Secured Party) of any bailee having possession of any Collateral that it holds the Collateral for the benefit of the Secured Party, and obtaining control of any Investment Property or Deposit Accounts.  The Debtor also hereby authorizes the Secured Party file any such financing or continuation statement without the authentication of the Debtor to the extent permitted by applicable law, and to describe the collateral covered by any such statements as “all assets of the Debtor,” “all personal property of the Debtor” or words of similar effect. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing by the Secured Party any jurisdiction.

(c)           Indemnification.  The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (“Liabilities”): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.  However, Debtor shall have no obligation hereunder to indemnify or hold harmless the Secured Party for any Liabilities that have arisen as a result of the Secured Party’s negligence, willful misconduct or gross negligence.

(d)           Maintenance of Records.  The Debtor will keep and maintain at its own expense complete and satisfactory records of the Collateral.

(e)           Inspection Rights.  The Secured Party shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral.  The Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records.  The Debtor agrees to render to the Secured Party, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(f)           Compliance with Laws, etc.  The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Party’ rights or the priority of its liens on the Collateral.

(g)           Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(h)           Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all other persons.

(i)           Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so; provided, however that Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith.

(j)           Further Identification of Collateral.  The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.  If Debtor shall obtain rights to any new Intellectual Property, the provisions of this Agreement shall automatically apply thereto.  Debtor shall give prompt notice in writing to Secured Party with respect to any such new Intellectual Property, or renewal or extension of any patent, trademark or copyright registration.

(k)           Notice of Change of State of Incorporation.  The Debtor will provide written notice to the Secured Party at least 30 days prior to a change of the Debtor’s state of incorporation. The Debtor will provide written notice to the Secured Party at least 30 days prior to a change in the location of its chief executive office.

(l)           No Merger.  The Debtor will not merge or consolidate into or transfer any of the Collateral to any other Person without the prior written consent of the Secured Party.

(m)           Change of Debtor’s Name.  The Debtor will provide written notice to the Secured Party at least 20 days prior to a change in the Debtor’s name.

5.           Event of Default; Secured Party’s Appointment as Attorney-in-Fact.

(a)           Event of Default.  For purposes of this Agreement, the occurrence of any one of the following events (each, an “Event of Default”) shall constitute a default hereunder and under the Note:

(i)           The Debtor’s failure to pay or discharge the Obligations in full in accordance with the terms of the Note;

(ii)           A material breach of a representation or warranty made by the Debtor under the Promissory Note as of the date thereof;

(iii)           The insolvency of the Debtor, the commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor; or

(iv)           If any amendment to or termination of a financing statement naming the Debtor as debtor and the Secured Party as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than the Secured Party or their counsel, without the prior written consent of the Secured Party.

(b)           Powers.  The Debtor hereby appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Party’ discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i)           to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii)           to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

(iii)           to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv)           to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v)           to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi)           to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

(vii)           to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and

(viii)           generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Party’s option and the Debtor’s expense, any actions which the Secured Party deem necessary to protect, preserve or realize upon the Collateral and the Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 5.  This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(c)           No Duty on Secured Party’s Part.  The powers conferred on the Secured Party by this Section 5 are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of their officers, directors, employees or agents shall, in the absence of negligence, willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6.           Performance by Secured Party Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Party perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured by this Agreement.

7.           Remedies.  If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

8.           Limitation on Duties Regarding Preservation of Collateral.  The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deal with similar property for their own account.  Neither the Secured Party nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

9.           Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

10.         No Waiver; Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 12(f) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Promissory Note or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11.           Termination of Security Interest.  Upon satisfaction of the Debtor’s obligations pursuant to the Note, or conversion of the Promissory Note into shares of the Company’s equity securities pursuant to the terms of the Promissory Note, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor.  Upon any such termination, the Secured Party shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

12.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Party and its successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Party hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Party hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)           Amendments and Waivers.  Any term of this Agreement may be amended with the written consent of the Party or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 12(f) shall be binding upon the Party and their respective successors and assigns.

(g)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto concerning such subject matter are expressly canceled.

IN WITNESS WHEREOF, the Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

ETHOS ENVIRONMENTAL, INC.

By:
Enrique de Vilmorin, President & CEO

Address:	6800 Gateway Park Drive
San Diego, CA 92154

SECURED PARTY:

Patricia Applegate

By:
Its:

Address: